Exhibit 99.1

SIRIUS XM RADIO REPORTS SECOND QUARTER 2010 RESULTS

•	Strong Double-Digit Revenue Growth Year Over Year
•	Adjusted EBITDA of $154 million, Up 17% Year Over Year
•	Company Raises Financial Guidance

NEW YORK – August 4, 2010 – SIRIUS XM Radio (NASDAQ: SIRI) today announced second quarter 2010 financial and operating results, including:

•	$705.6 million of adjusted revenue, up 16% over second quarter 2009 adjusted revenue of $607.8 million; and
•	$154.3 million in second quarter 2010 adjusted EBITDA, an increase of 17% over second quarter 2009 adjusted EBITDA of $132.2 million.

The discussion of adjusted operating results excludes the effects of stock-based compensation and certain purchase price accounting adjustments. Financial measures and metrics previously reported as “pro forma” have been renamed “adjusted.”

“The sharp subscriber growth and double-digit increase in adjusted revenue and adjusted EBITDA show that we continued to execute on our business plan during the second quarter,” said Mel Karmazin, Chief Executive Officer, SIRIUS XM. “Compared to the year ago quarter, gross additions increased by 46%, deactivations declined by 8%, and customers paid us on average 11% more each month – clearly showing just how much subscribers love our service. Free cash flow in the second quarter 2010 was $108.3 million compared to $12.7 million in the second quarter of 2009. Our business has improved substantially in the past year, and we look forward to a strong second half and 2011.”

SIRIUS XM ended second quarter 2010 with a record-high 19,527,448 subscribers, an increase of more than 1.1 million subscribers compared to the end of second quarter 2009. Net subscriber additions of 583,249 in the second quarter of 2010 improved significantly from a net loss of 185,999 subscribers in the second quarter of 2009. In the second quarter 2010, average revenue per subscriber (ARPU) was $11.81, an increase of 11% from ARPU of $10.66 in the second quarter 2009. The company’s self-pay monthly customer churn rate was 1.8% in the second quarter 2010, as compared with self-pay monthly customer churn of 2.0% in the second quarter 2009.

In June, the company completed the redemption of all of the $114 million of XM’s outstanding 10% Senior PIK Secured Notes due 2011. “We will continue to examine deleveraging opportunities as they arise with the objective of decreasing interest expense and improving free cash flow.” said David Frear, SIRIUS XM’s Chief Financial Officer. “The combination of increased adjusted EBITDA and lower debt has improved our leverage ratio to approximately 4.6x, a historic low for our company.”

On a GAAP basis, net income (loss) attributable to common stockholders for the second quarter of 2010 and 2009 was $15.3 million and ($159.6) million, respectively, or $0.00 and ($0.04) per diluted share, on revenue of $699.8 million and $590.8 million, respectively. The company’s reported net income (loss) attributable to common stockholders included losses on extinguishment of debt in the second quarter of 2010 and 2009 of $31.9 million and $107.8 million, respectively. For the six months ended June 30, 2010 and 2009, net income (loss) attributable to common stockholders was $56.9 million and ($398.5) million, respectively, or $0.01 and ($0.11) per diluted share, on revenue of $1.36 billion and $1.18 billion, respectively.

INCREASED 2010 OUTLOOK

The company is increasing guidance for the full year 2010, projecting adjusted revenue will approach $2.8 billion and free cash flow will approach $150 million. SIRIUS XM continues to target approximately $575 million of adjusted EBITDA in 2010.

As previously announced, SIRIUS XM increased its guidance for net subscriber additions to approximately 1.1 million for the full year.

ADJUSTED RESULTS OF OPERATIONS

          Subscriber Data.

          The following table contains actual subscriber data for the three and six months ended June 30, 2010 and 2009, respectively:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2010	2009	2010	2009

Beginning subscribers	18,944,199	18,599,434	18,772,758	19,003,856
Gross subscriber additions	2,020,507	1,380,125	3,741,355	2,719,086
Deactivated subscribers	(1,437,258)	(1,566,124)	(2,986,665)	(3,309,507)

Net additions	583,249	(185,999)	754,690	(590,421)

Ending subscribers	19,527,448	18,413,435	19,527,448	18,413,435

Retail	7,277,446	8,235,761	7,277,446	8,235,761
OEM	12,100,665	10,081,514	12,100,665	10,081,514
Rental	149,337	96,160	149,337	96,160

Ending subscribers	19,527,448	18,413,435	19,527,448	18,413,435

Self-pay	16,077,714	15,421,414	16,077,714	15,421,414
Paid promotional	3,449,734	2,992,021	3,449,734	2,992,021

Ending subscribers	19,527,448	18,413,435	19,527,448	18,413,435

Retail	(142,757)	(301,295)	(448,304)	(669,326)
OEM	709,226	123,165	1,169,713	85,561
Rental	16,780	(7,869)	33,281	(6,656)

Net additions	583,249	(185,999)	754,690	(590,421)

Self-pay	304,043	(14,996)	373,782	(128,243)
Paid promotional	279,206	(171,003)	380,908	(462,178)

Net additions	583,249	(185,999)	754,690	(590,421)

Daily weighted average number of subscribers	19,139,926	18,438,473	18,962,580	18,575,219

Average self-pay monthly churn (1)	1.8%	2.0%	1.9%	2.1%

Conversion rate (2)	46.7%	44.3%	45.9%	44.5%

See accompanying footnotes.

          Subscribers. The improvement in net additions for the three months ended June 30, 2010 was due to the 46% increase in gross subscriber additions, primarily resulting from an improvement in U.S. auto sales, and the 8% decline in deactivations resulting from improvements in the conversion rate in paid promotional trials and the average self-pay monthly churn.

          Average Self-pay Monthly Churn decreased in the three months ended June 30, 2010 due to an improving economy, the success of retention and win-back programs and reductions in non-pay cancellations.

          Conversion Rate increased in the three months ended June 30, 2010 primarily due to marketing to promotional period subscribers and an improving economy.

          Metrics.

          The following table contains our key operating metrics based on our adjusted results of operations for the three and six months ended June 30, 2010 and 2009, respectively (in thousands, except for per subscriber amounts):

	Unaudited Adjusted

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2010	2009	2010	2009

ARPU(3)	$11.81	$10.66	$11.65	$10.57
SAC, per gross subscriber addition (4)	$59	$57	$59	$59
Customer service and billing expenses, per average subscriber (5)	$1.01	$1.05	$1.00	$1.06
Free cash flow (6)	$108,331	$12,694	$(18,872)	$9,048
Adjusted total revenue (8)	$705,560	$607,836	$1,376,122	$1,213,317
Adjusted EBITDA (7)	$154,313	$132,219	$312,070	$241,055

See accompanying footnotes.

          ARPU increased in the three months ended June 30, 2010 primarily due to the inclusion of the U.S. Music Royalty Fee, increased revenues from the sale of “Best of” programming, rate increases on multi-subscription and internet packages, and increased net advertising revenue.

          SAC Per Gross Subscriber Addition increased in the three months ended June 30, 2010 due to the 103% increase in OEM production with factory-installed satellite radios compared to the 46% increase in gross additions, partially offset by lower per radio subsidy rates for certain OEMs and growth in subscriber reactivations and royalties from satellite radio manufacturers.

          Customer Service and Billing Expenses Per Average Subscriber decreased in the three months ended June 30, 2010 primarily due to a lower call center expense as a result of moving calls to lower cost locations.

          Free Cash Flow increased in the three months ended June 30, 2010 principally as a result of improvements in our adjusted EBITDA as well as increases in trade payables related to subsidies and commissions associated with the increase in our subscriber base and growth in deferred revenue; partially offset by growth in receivables from subscribers, radio manufacturers and distributors and the payment of related party obligations and accrued interest. In addition, capital expenditures in the three months ended June 30, 2010 increased by $13.7 million compared to the three months ended June 30, 2009, primarily due to increased satellite and related launch vehicle spending.

          Adjusted Total Revenue. Set forth below are our adjusted total revenue for the three and six months ended June 30, 2010 compared with the three and six months ended June 30, 2009. Our adjusted total revenue includes the recognition of deferred subscriber revenues acquired in the merger of SIRIUS and XM that are not recognized in our post-merger results under purchase price accounting and the elimination of the benefit in earnings from deferred revenue associated with our investment in Canadian Satellite Radio acquired in the merger.

	Unaudited Adjusted

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

(in thousands)	2010	2009	2010	2009

Revenue:
Subscriber revenue, including effects of rebates	$605,616	$576,958	$1,190,091	$1,153,034
Advertising revenue, net of agency fees	15,797	12,564	30,323	24,869
Equipment revenue	18,520	10,928	32,802	20,837
Other revenue	65,627	7,386	122,906	14,577

Adjusted total revenue	$705,560	$607,836	$1,376,122	$1,213,317

For the three months ended June 30, 2010, the increase in subscriber revenue was driven by the increase in subscribers as well as an increase in the sale of “Best of” programming and the rate increases on multi-subscription and internet packages. The increase in advertising revenue was driven by improvements in the national market for advertising and increases in our share of the market. The increase in equipment revenue was driven by royalties from increased OEM installations. The increase in other revenue was driven by the introduction of the U.S. Music Royalty Fee in the third quarter of 2009.

          Adjusted EBITDA. Set forth below are our adjusted EBITDA for the three and six months ended June 30, 2010 compared with the three and six months ended June 30, 2009. Adjusted EBITDA is income (loss) from operations, excluding, if applicable: goodwill impairment; restructuring, impairments and related costs; depreciation and amortization; purchase price accounting adjustments and share-based payment expense.

	Unaudited Adjusted

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

(in thousands)	2010	2009	2010	2009

Total revenue	$705,560	$607,836	$1,376,122	$1,213,317
Operating expenses:
Revenue share and royalties	134,318	117,671	257,857	238,932
Programming and content	83,931	87,707	174,402	184,386
Customer service and billing	57,763	58,054	113,340	117,723
Satellite and transmission	19,235	18,659	38,622	38,401
Cost of equipment	7,805	8,051	15,724	16,044
Subscriber acquisition costs	130,683	80,988	237,728	164,698
Sales and marketing	57,076	48,610	107,018	99,212
Engineering, design and development	9,635	10,123	19,462	18,535
General and administrative	50,801	45,754	99,899	94,331

Total operating expenses	551,247	475,617	1,064,052	972,262

Adjusted EBITDA	$154,313	$132,219	$312,070	$241,055

          For the three months ended June 30, 2010, the increase in adjusted EBITDA was primarily due to an increase in revenues, the increase in our subscriber base and the inclusion of the U.S. Music Royalty Fee, as well as increased advertising and equipment revenue, rate increases on multi-subscription and internet packages, and an increase in the sale of “Best of” programming, partially offset by an increase in expenses, which was primarily driven by higher subscriber acquisition costs related to the 46% increase in gross additions, higher revenue share and royalties expenses associated with growth in revenues subject to revenue sharing and royalty arrangements and additional sales and marketing costs, primarily related to co-operative marketing.

SIRIUS XM RADIO INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

(in thousands, except per share data)	2010	2009	2010	2009

Revenue:
Subscriber revenue, including effects of rebates	$601,630	$561,763	$1,181,139	$1,121,151
Advertising revenue, net of agency fees	15,797	12,564	30,323	24,869
Equipment revenue	18,520	10,928	32,802	20,837
Other revenue	63,814	5,574	119,280	10,951

Total revenue	699,761	590,829	1,363,544	1,177,808
Operating expenses (depreciation and amortization shown separately below):
Cost of services:
Revenue share and royalties	107,901	95,831	206,085	196,297
Programming and content	72,019	72,102	150,452	152,511
Customer service and billing	58,414	58,833	114,625	119,041
Satellite and transmission	19,982	19,615	40,100	39,894
Cost of equipment	7,805	8,051	15,724	16,044
Subscriber acquisition costs	110,383	67,651	199,762	140,719
Sales and marketing	56,177	48,693	105,294	100,116
Engineering, design and development	11,247	11,944	22,684	21,723
General and administrative	59,166	66,716	116,746	126,031
Depreciation and amortization	69,230	77,158	139,495	159,524
Restructuring, impairments and related costs	1,803	27,000	1,803	27,614

Total operating expenses	574,127	553,594	1,112,770	1,099,514

Income from operations	125,634	37,235	250,774	78,294
Other income (expense):
Interest expense, net of amounts capitalized	(76,802)	(98,080)	(154,670)	(166,058)
Loss on extinguishment of debt and credit facilities, net	(31,871)	(107,756)	(34,437)	(125,713)
Interest and investment income (loss)	378	9,323	(2,892)	2,157
Other (loss) income	(601)	749	728	1,259

Total other expense	(108,896)	(195,764)	(191,271)	(288,355)

Income (loss) before income taxes	16,738	(158,529)	59,503	(210,061)
Income tax expense	(1,466)	(1,115)	(2,633)	(2,229)

Net income (loss)	15,272	(159,644)	56,870	(212,290)
Preferred stock beneficial conversion feature	—	—	—	(186,188)

Net income (loss) attributable to common stockholders	$15,272	$(159,644)	$56,870	$(398,478)

Net income (loss) per common share:
Basic	$0.00	$(0.04)	$0.02	$(0.11)

Diluted	$0.00	$(0.04)	$0.01	$(0.11)

Weighted average common shares outstanding:
Basic	3,683,595	3,586,742	3,682,750	3,555,489

Diluted	6,363,955	3,586,742	6,357,507	3,555,489

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE
SHEETS

	June 30, 2010	December 31, 2009

(in thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$258,854	$383,489
Accounts receivable, net	113,341	113,580
Receivables from distributors	83,208	48,738
Inventory, net	13,726	16,193
Prepaid expenses	193,440	100,273
Related party current assets	5,442	106,247
Deferred tax asset	77,570	72,640
Other current assets	14,591	18,620

Total current assets	760,172	859,780
Property and equipment, net	1,765,347	1,711,003
Long-term restricted investments	3,396	3,400
Deferred financing fees, net	59,224	66,407
Intangible assets, net	2,661,001	2,695,115
Goodwill	1,834,856	1,834,856
Related party long-term assets	28,416	111,767
Other long-term assets	88,520	39,878

Total assets	$7,200,932	$7,322,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$519,181	$543,686
Accrued interest	68,541	74,566
Current portion of deferred revenue	1,169,090	1,083,430
Current portion of deferred credit on executory contracts	263,998	252,831
Current maturities of long-term debt	8,280	13,882
Related party current liabilities	12,781	108,246

Total current liabilities	2,041,871	2,076,641
Deferred revenue	275,212	255,149
Deferred credit on executory contracts	647,691	784,078
Long-term debt	2,662,144	2,799,702
Long-term related party debt	357,806	263,579
Deferred tax liability	947,468	940,182
Related party long-term liabilities	26,655	46,301
Other long-term liabilities	61,657	61,052

Total liabilities	7,020,504	7,226,684

Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at June 30, 2010 and December 31, 2009:
Series A convertible preferred stock (liquidation preference of $51,370 at June 30, 2010 and December 31, 2009); 24,808,959 shares issued and outstanding at June 30, 2010 and December 31, 2009	25	25
Convertible perpetual preferred stock, series B (liquidation preference of $13 at June 30, 2010 and December 31, 2009); 12,500,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	13	13
Convertible preferred stock, series C junior; no shares issued and outstanding at June 30, 2010 and December 31, 2009	—	—
Common stock, par value $0.001; 9,000,000,000 shares authorized at June 30, 2010 and December 31, 2009; 3,885,905,912 and 3,882,659,087 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	3,885	3,882
Accumulated other comprehensive loss, net of tax	(5,987)	(6,581)
Additional paid-in capital	10,379,730	10,352,291
Accumulated deficit	(10,197,238)	(10,254,108)

Total stockholders’ equity	180,428	95,522

Total liabilities and stockholders’ equity	$7,200,932	$7,322,206

SIRIUS XM RADIO INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH
FLOWS

	For the Six Months Ended June 30,

(in thousands)	2010	2009

Cash flows from operating activities:
Net income (loss)	$56,870	$(212,290)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	139,495	159,524
Non-cash interest expense, net of amortization of premium	22,294	31,322
Provision for doubtful accounts	15,756	16,278
Restructuring, impairments and related costs	1,803	27,614
Amortization of deferred income related to equity method investment	(2,137)	(1,388)
Loss on extinguishment of debt and credit facilities, net	34,437	125,713
Loss on investments	6,065	6,353
Loss on disposal of assets	(18)	—
Share-based payment expense	33,083	49,878
Deferred income taxes	2,633	2,229
Other non-cash purchase price adjustments	(120,706)	(85,223)
Changes in operating assets and liabilities:
Accounts receivable	(14,296)	8,483
Receivables from distributors	(26,655)	12,277
Inventory	2,467	(3,424)
Related party assets	(701)	11,629
Prepaid expenses and other current assets	10,245	24,052
Other long-term assets	10,947	34,476
Accounts payable and accrued expenses	(76,144)	(106,041)
Accrued interest	(4,796)	997
Deferred revenue	105,004	22,504
Related party liabilities	(54,978)	14,060
Other long-term liabilities	319	(2,164)

Net cash provided by operating activities	140,987	136,859

Cash flows from investing activities:
Additions to property and equipment	(169,313)	(127,811)
Sale of restricted and other investments	9,454	—

Net cash used in investing activities	(159,859)	(127,811)

Cash flows from financing activities:
Preferred stock issuance, net of costs	—	(3,712)
Long-term borrowings, net of costs	637,406	384,876
Related party long-term borrowings, net of costs	147,094	316,340
Payment of premiums on redemption of debt	(24,065)	(16,572)
Repayment of long-term borrowings	(810,977)	(427,871)
Repayment of related party long-term borrowings	(55,221)	(100,867)

Net cash (used in) provided by financing activities	(105,763)	152,194

Net (decrease) increase in cash and cash equivalents	(124,635)	161,242
Cash and cash equivalents at beginning of period	383,489	380,446

Cash and cash equivalents at end of period	$258,854	$541,688

Footnotes to Adjusted Results of Operations

          Average self-pay monthly churn; conversion rate; ARPU; SAC per gross subscriber addition; customer service and billing expenses, per average subscriber; and free cash flow are not measures of financial performance under GAAP. We believe these operational and Non-GAAP financial performance measures provide meaningful supplemental information regarding our operating performance and are used by us for budgetary and planning purposes; when publicly providing our business outlook; as a means to evaluate period-to-period comparisons; and to compare our performance to that of our competitors. We believe that investors also use our current and projected metrics to monitor the performance of our business and to make investment decisions.

          These operational and Non-GAAP financial performance measures are used in addition to and in conjunction with results presented in accordance with GAAP. These Non-GAAP financial performance measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(1)	Average self-pay monthly churn represents the monthly average of self-pay deactivations for the quarter divided by the average self-pay subscriber balance for the quarter.

(2)

We measure the percentage of vehicle owners and lessees that receive our service and convert to self-paying after the initial promotion period. We refer to this as the “conversion rate.” At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive between three and twelve month trial subscriptions. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. Based on our experience it may take up to 90 days after the trial service ends for vehicle owners and lessees to respond to our marketing communications and become self-paying subscribers.

(3)

ARPU is derived from total earned subscriber revenue, net advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes amounts recognized on account of the U.S. Music Royalty Fee since the third quarter of 2009. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2010	2009	2010	2009

Subscriber revenue (GAAP)	$601,630	$561,763	$1,181,139	$1,121,151
Net advertising revenue (GAAP)	15,797	12,564	30,323	24,869
Other subscription-related revenue (GAAP)	56,694	—	104,641	—
Purchase price accounting adjustments	3,986	15,195	8,952	31,883

	$678,107	$589,522	$1,325,055	$1,177,903

Daily weighted average number of subscribers	19,139,926	18,438,473	18,962,580	18,575,219

ARPU	$11.81	$10.66	$11.65	$10.57

(4)

SAC, per gross subscriber addition is derived from subscriber acquisition costs and margins from the direct sale of radios and accessories, excluding share-based payment expense and purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to third party arrangements with an OEM. SAC, per gross subscriber addition is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2010	2009	2010	2009

Subscriber acquisition costs (GAAP)	$110,383	$67,651	$199,762	$140,719
Less: margin from direct sales of radios and accessories (GAAP)	(10,715)	(2,877)	(17,078)	(4,793)
Add: purchase price accounting adjustments	20,300	13,337	37,966	23,979

	$119,968	$78,111	$220,650	$159,905

Gross subscriber additions	2,020,507	1,380,125	3,741,355	2,719,086

SAC, per gross subscriber addition	$59	$57	$59	$59

(5)

Customer service and billing expenses, per average subscriber is derived from total customer service and billing expenses, excluding share-based payment expense and purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Purchase price accounting adjustments include the elimination of the benefit associated with share-based payment arrangements recognized at the merger date. Customer service and billing expenses, per average subscriber is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2010	2009	2010	2009

Customer service and billing expenses (GAAP)	$58,414	$58,833	$114,625	$119,041
Less: share-based payment expense, net of purchase price accounting adjustments	(729)	(905)	(1,457)	(1,561)
Add: purchase price accounting adjustment	78	126	172	243

	$57,763	$58,054	$113,340	$117,723

Daily weighted average number of subscribers	19,139,926	18,438,473	18,962,580	18,575,219

Customer service and billing expenses, per average subscriber	$1.01	$1.05	$1.00	$1.06

(6)	Free cash flow is calculated as follows (in thousands):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2010	2009	2010	2009

Net cash provided by operating activities	$178,675	$69,988	$140,987	$136,859
Additions to property and equipment	(70,348)	(56,671)	(169,313)	(127,811)
Merger related costs	—	(623)	—	—
Restricted and other investment activity	4	—	9,454	—

Free cash flow	$108,331	$12,694	$(18,872)	$9,048

(7)

Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger, (ii) goodwill impairment, (iii) restructuring, impairments, and related costs, (iv) depreciation and amortization and (v) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in Canadian Satellite Radio, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of our operating performance. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe that investors use current and projected adjusted EBITDA to estimate our current or prospective enterprise value and to make investment decisions.

Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our adjusted results of operations reflect significant charges for depreciation expense. We believe adjusted EBITDA provides useful information about the operating performance of our business apart from the costs associated with our physical plant. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of restructuring, impairments and related costs is useful given the nature of these expenses. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair market value of our common stock.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statement of operations of certain expenses, including share-based payment expense and certain purchase price accounting for the merger. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income (loss) as disclosed in our consolidated statements of operations. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The reconciliation of net income (loss) to the adjusted EBITDA is calculated as follows (see footnote 8 for reconciliation of the adjusted amounts to their respective GAAP amounts) (in thousands):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2010	2009	2010	2009

Net income (loss) (GAAP):	$15,272	$(159,644)	$56,870	$(212,290)
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustment	(59,058)	(40,177)	(114,889)	(76,878)
Depreciation and amortization	69,230	77,158	139,495	159,524
Restructuring, impairments and related costs	1,803	27,000	1,803	27,614
Share-based payment expense, net of purchase price accounting adjustments	16,704	31,003	34,887	52,501
Interest expense, net of amounts capitalized	76,802	98,080	154,670	166,058
Loss on extinguishment of debt and credit facilities, net	31,871	107,756	34,437	125,713
Interest and investment income (loss)	(378)	(9,323)	2,892	(2,157)
Other (loss) income	601	(749)	(728)	(1,259)
Income tax expense	1,466	1,115	2,633	2,229

Adjusted EBITDA	$154,313	$132,219	$312,070	$241,055

(8)	The following tables reconcile our adjusted results of operations to our actual results of operations:

	Unaudited For the Three Months Ended June 30, 2010

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue, including effects of rebates	$601,630	$3,986	$—	$605,616
Advertising revenue, net of agency fees	15,797	—	—	15,797
Equipment revenue	18,520	—	—	18,520
Other revenue	63,814	1,813	—	65,627

Total revenue	699,761	5,799	—	705,560
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Revenue share and royalties	107,901	26,417	—	134,318
Programming and content	72,019	13,702	(1,790)	83,931
Customer service and billing	58,414	78	(729)	57,763
Satellite and transmission	19,982	303	(1,050)	19,235
Cost of equipment	7,805	—	—	7,805
Subscriber acquisition costs	110,383	20,300	—	130,683
Sales and marketing	56,177	3,661	(2,762)	57,076
Engineering, design and development	11,247	148	(1,760)	9,635
General and administrative	59,166	248	(8,613)	50,801
Depreciation and amortization (2)	69,230	—	—	69,230
Restructuring, impairments and related costs	1,803	—	—	1,803
Share-based payment expense	—	—	16,704	16,704

Total operating expenses	574,127	64,857	—	638,984

Income (loss) from operations	$125,634	$(59,058)	$—	$66,576

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$1,662	$128	$—	$1,790
Customer service and billing	651	78	—	729
Satellite and transmission	968	82	—	1,050
Sales and marketing	2,643	119	—	2,762
Engineering, design and development	1,612	148	—	1,760
General and administrative	8,365	248	—	8,613

Total share-based payment expense	$15,901	$803	$—	$16,704

(2) Purchase price accounting adjustments included in the tables above exclude the incremental depreciation and amortization associated with the $785 million stepped up basis in property, equipment and intangible assets as a result of the merger with XM. The increased depreciation and amortization for the three months ended June 30, 2010 was $17 million.

	Unaudited For the Three Months Ended June 30, 2009

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue, including effects of rebates	$561,763	$15,195	$—	$576,958
Advertising revenue, net of agency fees	12,564	—	—	12,564
Equipment revenue	10,928	—	—	10,928
Other revenue	5,574	1,812	—	7,386

Total revenue	590,829	17,007	—	607,836
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Revenue share and royalties	95,831	21,840	—	117,671
Programming and content	72,102	17,701	(2,096)	87,707
Customer service and billing	58,833	126	(905)	58,054
Satellite and transmission	19,615	354	(1,310)	18,659
Cost of equipment	8,051	—	—	8,051
Subscriber acquisition costs	67,651	13,337	—	80,988
Sales and marketing	48,693	3,173	(3,256)	48,610
Engineering, design and development	11,944	247	(2,068)	10,123
General and administrative	66,716	406	(21,368)	45,754
Depreciation and amortization (2)	77,158	—	—	77,158
Restructuring, impairments and related costs	27,000	—	—	27,000
Share-based payment expense	—	—	31,003	31,003

Total operating expenses	553,594	57,184	—	610,778

Income (loss) from operations	$37,235	$(40,177)	$—	$(2,942)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$1,891	$205	$—	$2,096
Customer service and billing	779	126	—	905
Satellite and transmission	1,177	133	—	1,310
Sales and marketing	3,072	184	—	3,256
Engineering, design and development	1,821	247	—	2,068
General and administrative	20,961	407	—	21,368

Total share-based payment expense	$29,701	$1,302	$—	$31,003

(2) Purchase price accounting adjustments included in the tables above exclude the incremental depreciation and amortization associated with the $785 million stepped up basis in property, equipment and intangible assets as a result of the merger with XM. The increased depreciation and amortization for the three months ended June 30, 2009 was $31 million.

	Unaudited For the Six Months Ended June 30, 2010

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue, including effects of rebates	$1,181,139	$8,952	$—	$1,190,091
Advertising revenue, net of agency fees	30,323	—	—	30,323
Equipment revenue	32,802	—	—	32,802
Other revenue	119,280	3,626	—	122,906

Total revenue	1,363,544	12,578	—	1,376,122
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Revenue share and royalties	206,085	51,772	—	257,857
Programming and content	150,452	28,850	(4,900)	174,402
Customer service and billing	114,625	172	(1,457)	113,340
Satellite and transmission	40,100	626	(2,104)	38,622
Cost of equipment	15,724	—	—	15,724
Subscriber acquisition costs	199,762	37,966	—	237,728
Sales and marketing	105,294	7,186	(5,462)	107,018
Engineering, design and development	22,684	334	(3,556)	19,462
General and administrative	116,746	561	(17,408)	99,899
Depreciation and amortization (2)	139,495	—	—	139,495
Restructuring, impairments and related costs	1,803	—	—	1,803
Share-based payment expense	—	—	34,887	34,887

Total operating expenses	1,112,770	127,467	—	1,240,237

Income (loss) from operations	$250,774	$(114,889)	$—	$135,885

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$4,612	$288	$—	$4,900
Customer service and billing	1,285	172	—	1,457
Satellite and transmission	1,919	185	—	2,104
Sales and marketing	5,198	264	—	5,462
Engineering, design and development	3,222	334	—	3,556
General and administrative	16,847	561	—	17,408

Total share-based payment expense	$33,083	$1,804	$—	$34,887

(2) Purchase price accounting adjustments included in the tables above exclude the incremental depreciation and amortization associated with the $785 million stepped up basis in property, equipment and intangible assets as a result of the merger with XM. The increased depreciation and amortization for the six months ended June 30, 2010 was $36 million.

	Unaudited For the Six Months Ended June 30, 2009

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue, including effects of rebates	$1,121,151	$31,883	$—	$1,153,034
Advertising revenue, net of agency fees	24,869	—	—	24,869
Equipment revenue	20,837	—	—	20,837
Other revenue	10,951	3,626	—	14,577

Total revenue	1,177,808	35,509	—	1,213,317
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Revenue share and royalties	196,297	42,635	—	238,932
Programming and content	152,511	36,592	(4,717)	184,386
Customer service and billing	119,041	243	(1,561)	117,723
Satellite and transmission	39,894	681	(2,174)	38,401
Cost of equipment	16,044	—	—	16,044
Subscriber acquisition costs	140,719	23,979	—	164,698
Sales and marketing	100,116	6,831	(7,735)	99,212
Engineering, design and development	21,723	548	(3,736)	18,535
General and administrative	126,031	878	(32,578)	94,331
Depreciation and amortization (2)	159,524	—	—	159,524
Restructuring, impairments and related costs	27,614	—	—	27,614
Share-based payment expense	—	—	52,501	52,501

Total operating expenses	1,099,514	112,387	—	1,211,901

Income (loss) from operations	$78,294	$(76,878)	$—	$1,416

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$4,381	$336	$—	$4,717
Customer service and billing	1,318	243	—	1,561
Satellite and transmission	1,934	240	—	2,174
Sales and marketing	7,358	377	—	7,735
Engineering, design and development	3,188	548	—	3,736
General and administrative	31,699	879	—	32,578

Total share-based payment expense	$49,878	$2,623	$—	$52,501

(2) Purchase price accounting adjustments included in the tables above exclude the incremental depreciation and amortization associated with the $785 million stepped up basis in property, equipment and intangible assets as a result of the merger with XM. The increased depreciation and amortization for the six months ended June 30, 2009 was $62 million.

###

About SIRIUS XM Radio

SIRIUS XM Radio is America’s satellite radio company delivering to subscribers commercial-free music channels, premier sports, news, talk, entertainment, and traffic and weather.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Rosie O’Donnell, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, Bob Edwards, Chris “Mad Dog” Russo, Jimmy Buffett, The Grateful Dead, Willie Nelson, Bob Dylan and Tom Petty. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR® and major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Wal-Mart and independent retailers.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “will continue,”“ is anticipated,” “estimated,” “intend,”“plan”, “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our dependence upon automakers and other third parties, the substantial indebtedness of SIRIUS and XM; the useful life of our satellites; and our competitive position versus other forms of audio and video entertainment. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2009 and XM’s Annual Report on Form 10-K for the year ended December 31, 2009, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

William Prip
212 584 5289
william.prip@siriusxm.com

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com